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                                    BYLAWS OF

                                INTERGAMES, INC.

                      AS ADOPTED BY THE BOARD OF DIRECTORS

                               ON OCTOBER 24, 1996

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                                    BYLAWS OF

                                INTERGAMES, INC.
                                (THE CORPORATION)

                                    ARTICLE I

                                     OFFICES

     1.1 PRINCIPAL OFFICE. The principal office of the Corporation shall be located at 2525 Wallingwood, Suite 1-B, Austin, Texas 78746. The Board of Directors has full power and authority to change the principal office from one location to another by Board Resolution and by noting the changed address and effective date below:


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     ADDRESS                                      DATE

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     ADDRESS                                      DATE

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     ADDRESS                                      DATE

     1.2 OTHER OFFICES. The Corporation may also have offices at other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     2.1  ANNUAL MEETING.   The annual meeting of the shareholders for the
election of directors and such other business as may properly be brought before the meeting shall be held at such place within or without the State of Texas and at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2 FAILURE TO HOLD ANNUAL MEETING. Failure to hold any annual meeting shall not work a dissolution of the Corporation. If the annual meeting is not held within any 13-month period, any court of competent jurisdiction in the county in which the principal office of the Corporation is located may, on the application of any shareholder, summarily order a meeting to be held.

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     2.3  SPECIAL MEETINGS.  Special meetings of the shareholders for any purpose or purposes may be called by the Chief Executive Officer or the President. In addition, the Secretary, at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning shares representing not less than 10% of all of the votes entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.

     2.4  NOTICE AND WAIVER OF NOTICE.

          (a) Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting in accordance with the provisions for giving notice contained at Section 9.5 of these Bylaws by or at the direction of the Chief Executive Officer, President or the Secretary to each shareholder of record entitled to vote at such meeting.

          (b) Notice may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

     2.5 RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may in advance establish a record date which must be at least ten but not more than fifty days prior to such meeting. If the Board of Directors fails to establish a record date, the record date shall be the date on which notice of the meeting is mailed.

     2.6  VOTING LIST.

          (a) The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.
     Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or vote at any meeting of shareholders.

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          (b)  Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

          (c) An officer or agent having charge of the stock transfer books who shall fail to prepare the list of shareholders or keep the same on file for a period of ten days or produce and keep it open for inspection as provided in this section, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting reasonably to enable him to comply with the duties prescribed by these Bylaws, the Corporation, but not such officer or agent shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

     2.7 QUORUM OF SHAREHOLDERS. The holders of issued and outstanding shares representing a majority of votes entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or the Articles of Incorporation; furthermore, such majority, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting, provided a quorum shall be present or represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

     2.8 WITHDRAWAL OF QUORUM. If a quorum is present at any meeting, the vote of the holders of issued and outstanding shares representing a majority of votes entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by express provision of the statutes or by the Articles of Incorporation or these Bylaws. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, despite the withdrawal of shareholders after the commencement of the meeting which withdrawal leaves less than a quorum remaining at the meeting.

     2.9 METHOD OF VOTING. Each outstanding share shall have the number of vote(s) for such share as prescribed in the Articles of Incorporation and shall be entitled to vote on each matter submitted to a vote at a meeting of shareholders or otherwise to be voted on by shareholders, except to the extent that such right is limited or denied by the Articles of Incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

     2.10 ACTION WITHOUT MEETINGS. Any action required or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote

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of the shareholders.  In addition, any action requiring a vote of the shareholders can be taken without a meeting in accordance with the provisions of the Texas Business Corporation Act.

                                  ARTICLE III

                                    DIRECTORS

     3.1 POWERS. The business and affairs of the Corporation and all corporate powers shall be managed by the Board of Directors, subject to any limitation imposed by statute, the Articles of Incorporation or these Bylaws as to action which requires authorization or approval by the shareholders.

     3.2 NUMBER; QUALIFICATIONS. Subject to the provisions of the Corporation's Articles of Incorporation, the number of Directors which shall constitute the whole Board shall from time to time be fixed and determined by a majority of the full Board, none of whom need be a resident of the State of Texas or shareholders of the Corporation.

     3.3 ELECTION. The Directors shall be elected at the annual meeting of the shareholders, and each Director elected shall serve until his successor shall have been elected and qualified.

     3.4 VOTING. Every shareholder entitled to vote shall have the right to vote the number of votes per share for shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote.

     3.5 REMOVAL OF DIRECTORS. At any meeting of shareholders called expressly for the purpose of removing a Director, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of shares representing a majority of the votes then entitled to vote at an election of the Directors.

     3.6 VACANCIES. Any vacancy in the Board of Directors caused by death, resignation, removal or otherwise shall be filled by a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     3.7 INCREASE OR DECREASE IN NUMBER. The number of Directors may be increased or decreased from time to time as provided herein but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of shareholders or, at the option of the Board of Directors, may be filled by appointment by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the shareholders.

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                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

     4.1 PLACE. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

     4.2 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held upon notice, or without notice unless notice is required under these Bylaws and at such time and at such place as shall from time to time be determined by the Board.

     4.3 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Secretary on the written request of two Directors. Notice of each special meeting of the Board of Directors shall be given to each Director at least ten days before the date of the meeting.

     4.4 NOTICE AND WAIVER OF NOTICE. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     4.5 QUORUM OF DIRECTORS. At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     4.6 ACTION WITHOUT MEETINGS. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.

     4.7 COMMITTEES. The Board of Directors may from time to time designate members of the Board to constitute committees which shall in each case consist of such number of Directors, not less than two, and shall have and may exercise such power, as the Board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meeting, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

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     4.8  COMPENSATION.  Directors shall receive such compensation for their services as Director as may be determined by resolution of the Board of Directors. The receipt of such compensation shall not preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     4.9 MEETING BY TELEPHONE. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken by means of a meeting by conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Any person participating in such meeting shall be deemed to be present in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     4.10 ASSENT TO ACTION. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent or abstention shall be entered into the minutes of the meeting or unless he shall file his written dissent or abstention to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by notice as provided in Section 9.5 of these Bylaws to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favor of such action. If the minutes inaccurately reflect the position a Director actually took at a meeting, the presumption can be rebutted by such Director promptly notifying the Secretary upon such Director's receipt of the minutes.

                                   ARTICLE V

                                    OFFICERS

     5.1 ELECTION, NUMBER, QUALIFICATION, TERM, COMPENSATION. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President and a Secretary. The Board of Directors shall also elect a Chairman of the Board and may elect any number of Vice Presidents, a Treasurer, one or more Assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolution not inconsistent with these Bylaws. Two or more offices may be held by the same person. None of the officers need be a Director. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board deems advisable. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     5.2 REMOVAL. The officers of the Corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board whenever in its judgment, the best interest of the Corporation will be served

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thereby.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointments of an officer shall not of itself create contract rights.

     5.3 VACANCIES. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     5.4 AUTHORITY. Officers and agents shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws.

     5.5 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

     5.6 CHIEF EXECUTIVE OFFICER AND PRESIDENT. The Chief Executive Officer and President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of the shareholders. He shall also preside at all meetings of the Board of Directors in the absence or disability of the Chairman of the Board.

     5.7 VICE PRESIDENT. Vice Presidents, if any are elected, in the order of their seniority unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authorities and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

     5.8 SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer, if one is elected.

     5.9 TREASURER. The Treasurer, if one is elected, shall be the Chief Financial Officer of the Company and shall:

          (a) Have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books

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     belonging to the Corporation, and deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors;

          (b) Disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Chief Executive Officer or Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation;

          (c) If required by the Board of Directors, give the Corporation a bond of such type, character and amount as the Board of Directors may require; and

          (d) Perform such other duties and have such other authority and powers as the Board of Directors or Chief Executive Officer may from time to time prescribe or delegate.

     5.10 ASSISTANT SECRETARY AND ASSISTANT TREASURER. In the absence of the Secretary or Treasurer, an Assistant Secretary or Treasurer, respectively, shall perform the duties of the Secretary or Treasurer. Assistant Treasurers may be required to give bond as in 5.9(c). The Assistant Secretaries and Assistant Treasurers, in general shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or the Board of Directors or Chief Executive Officer may prescribe.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

     6.1 CERTIFICATES. The shares of the Corporation shall be represented by certificates signed by the President and Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signature of the President and Secretary upon a certificate may be a facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof, the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.

     6.2 PAYMENT, ISSUANCE. Shares may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors. The consideration for the payment of shares shall consist of money paid, labor done or property actually received. Shares may not be issued until the full amount of the consideration fixed therefore has been paid.

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     6.3  LOST, STOLEN OR DESTROYED CERTIFICATES.  The Board of Directors may
direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

     6.4 REGISTRATION OF TRANSFER. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation.

     6.5 REGISTERED OWNER. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

                                   ARTICLE VII

                                    DIVIDENDS

     7.1 DECLARATION AND PAYMENT. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property or in the Corporation's own shares.

     7.2 RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repair or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.1 DEFINITIONS. For purposes of this Article VIII only, the following terms are used as defined herein:

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          (a)  "Corporation" includes not only the Corporation as used throughout these Bylaws but also each and every predecessor entity of the Corporation.

          (b) "Director" means any person who is or was a Director of the Corporation and any person who, while a Director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

          (c)  "Expenses" includes court costs and attorney's fees.

          (d) "Official capacity," when used with respect to a Director, means the office of Director in the Corporation, and when used with respect to a person other than a Director, means the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation; provided, however, that the term "official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

          (e) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     8.2 DISCRETIONARY INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation may, upon compliance with all the terms and conditions of this
Section 8.2, indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a Director or officer against penalties (including excise and similar taxes) fines, settlements and reasonable expenses actually incurred by such person in connection with such proceeding; provided, however, that if the proceeding was brought by or on behalf of the Corporation, such indemnification shall be limited to reasonable expenses actually incurred by such person in connection with the proceeding. Notwithstanding the foregoing, such person:

          (a) May not be indemnified for obligations resulting from a proceeding (i) in which such person is found liable on the basis that personal benefit was improperly received by such person, whether or not the benefit resulted in an action taken in such person's official capacity, or
     (ii) in which such person is found liable to the Corporation.

          (b) May not be indemnified for obligations resulting from a proceeding unless it is determined, in the manner provided in
     Section 8.2(c) below, that such person (i) conducted himself or herself in good faith, (ii) reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the Corporation's best interests, and in all other cases, that his or her conduct was at least not opposed to

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     the Corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          (c) May not be indemnified unless a determination of permissibility of indemnification hereunder is made by a majority vote of a quorum of the Board of Directors, consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; provided, however, that if such a quorum cannot be obtained, the determination shall be made by (i) a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all Directors, consisting solely of two or more Directors who at the time of the vote are not named defendants or respondents in the proceeding; or (ii) by special legal counsel selected by majority vote of a quorum of the Board of Directors or of a committee of the Board who at the time of the vote are not named defendants or respondents in the proceeding or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Directors; or (iii) by the shareholders in a vote that excludes the vote of shareholders who are named defendants or respondents in the proceeding.

          (d) May not be indemnified unless authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner specified in Section 8.2(c)(ii) above for the selection of special legal counsel.

     8.3 REQUIRED INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall indemnify an officer or Director against reasonable expenses incurred by such person in connection with a proceeding in which such person is a named defendant or respondent because such person is or was an officer or Director of the Corporation if such person has been wholly successful, on the merits or otherwise, in the defense of the proceeding or if otherwise required pursuant to the Articles of Incorporation or statute.

     8.4 EXPENSES ADVANCED. Reasonable expenses incurred by an officer or Director of the Corporation who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding only if:

          (a) the Corporation receives (i) a written affirmation by the officer or Director of such person's good faith belief that he or she has met the standard of conduct necessary for indemnification under the provisions of
     Section 8.2(b) above, and (ii) a written undertaking by or on behalf of the officer or Director to repay the amount paid or reimbursed if it is ultimately determined that he or she has not met those requirements; and

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          (b)  a determination is made that the facts then known would not preclude indemnification under the provisions of Section 8.2 above.

     The written undertaking to repay set forth herein must be an unlimited general obligation of the officer or Director but need not be secured, and may be accepted without reference to the financial ability to make repayment. Determinations and authorizations of payments hereunder must be made in the manner specified by Section 8.2(c) for determining that indemnification is permissible.

     8.5 INDEMNIFICATION OF OTHERS. The Corporation may indemnify and advance expenses to a person who is not or was not a Director or officer of the Corporation but who is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity to the same extent that it may indemnify and advance expenses to officers and directors under this Article VIII, subject to the same limitations applicable to indemnification of officers and directors. Further, the Corporation may indemnify and advance expenses to an officer or a person identified in the first sentence of this Section 8.5 and who is not a Director to such further extent, consistent with law, as may be provided by general or specific action of its Board of Directors, or by contract or as permitted or required by common law.

     8.6 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person permitted to be indemnified under this Article VIII against any liability asserted against such person and incurred by him or her in the stated capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify such person against that liability under this Article VIII or governing law.

     8.7 REPORTS TO SHAREHOLDERS. Any indemnification of or advance of expenses to an officer or Director in accordance with this Article VIII shall be reported in writing to the shareholders with or before the notice of the next meeting of the shareholders and, in any case, within the 12 month period immediately following the date of any such indemnification or advance.

     8.8 OTHER PROTECTION. The protection and indemnification provided hereunder shall not be deemed to be exclusive of any other rights to which any person may be entitled by law, under any agreement, insurance policy, vote of the shareholders, or otherwise. Notwithstanding any other provision of this
Article VIII, the Corporation may pay or reimburse expenses incurred by an officer or Director or any person that may be indemnified in Section 8.5 above in connection with his or her appearance as a witness or other participation in a proceeding at a time when such person is not a named defendant or respondent in the proceeding.

     8.9  INTENT; GOVERNING LAW.  Notwithstanding any other provision of this
Article VIII, it is the intent that the Corporation shall, to the fullest extent that it is empowered to do so by the Texas Business Corporation Act or any other applicable laws as may from time to time be

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

in effect, have the discretion to indemnify any of the persons identified in this Article VIII who was, is or is threatened to be made a party to any threatened, pending or completed proceeding, by reason of such person's affiliation with the Corporation as stated in this Article VIII. In furtherance of such intent, if any provision of this Article VIII shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     9.2 SEAL. The Corporation may but need not have a corporate seal. The corporate seal, if adopted, shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     9.3 MINUTES. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving names and addresses of all shareholders and the number and class of the shares held by each.

     9.4 AMENDMENT. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors, subject to repeal or change by action of the shareholders, at any meeting of the Board of Directors at which a quorum is present, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

     9.5 NOTICE. Whenever under provisions of the Texas Business Corporation Act, the Articles of Incorporation or of these Bylaws notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice unless specifically required by such statute, Articles of Incorporation or Bylaws, but such notice may be given in writing and delivered personally, through the United States Mail, by a recognized delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such Director or shareholder, at his address or telex or transmission number, as the case may be, as it appears on the records of the Corporation, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States Mail or with an express delivery service or when transmitted by confirmed telex or facsimile transmission or personally delivered, as the case may be. Whenever any notice is required to be given under the provisions of applicable statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice,

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

whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     The undersigned does hereby certify that the foregoing are Bylaws of the Corporation as adopted by the Corporation on October 24, 1996.



                                       /s/ Stephen P. Colmar
                                       ------------------------------------
                                       Stephan P. Colmar, Secretary




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